Exhibit 4.1

March 31, 2005

U.S. Bank National Association, as Trustee

One Federal Street, 3rd Floor

Boston, MA 02110

Attn:  Laura Moran, Vice President

RE:                              Fifth Supplemental Indenture (the “6 3/8% Supplemental Indenture”), to the Indenture dated as of May 9, 2003 (the “6 3/8% Indenture”), among Key Energy Services, Inc., a Maryland corporation (the “Company”), the guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”), relating to the Company’s 6 3/8% Senior Notes due 2013 (CUSIP No. 492914AP1) (the “6 3/8% Notes”);

Seventh Supplemental Indenture (the “8 3/8% Supplemental Indenture” and, collectively with the 6 3/8% Supplemental Indenture, the “Supplemental Indentures”), to the Indenture dated as of February 27, 2002, as amended (the “8 3/8% Indenture” and, collectively with the 6 3/8% Indenture, the “Indentures”), among the Company, the guarantors party thereto and the Trustee, relating to the Company’s 8 3/8% Senior Notes due 2008 (CUSIP No. 492914AN6) (the “8 3/8% Notes” and, collectively with the 6 3/8% Notes, the “Notes”).

Ladies and Gentlemen:

The undersigned (“DTC Participant”) is the registered holder on the records of The Depository Trust & Clearing Corporation (“DTC”) of 6 3/8% Notes and/or 8 3/8% Notes on March 31, 2005 (the “Record Date”) and is executing and delivering this letter in connection with the adoption of the proposed 6 3/8% Supplemental Indenture and/or the adoption of the proposed 8 3/8% Supplemental Indenture. The undersigned DTC Participant has been directed by its customers that are the beneficial owners of 6 3/8% Notes and/or 8 3/8% Notes on the Record Date of the aggregate amounts of such Notes specified on the Signature Page below to consent to the adoption of the proposed 6 3/8% Supplemental Indenture and/or the adoption of the proposed 8 3/8% Supplemental Indenture.

The proposed amendments to the Indentures for the 6 3/8% Notes and the 8 3/8% Notes are substantially identical in all respects.  The Supplemental Indenture with respect to each series of Notes will:

•                                          until May 31, 2005, waive compliance with the requirements under the Indentures for the Company to file its annual report on Form 10-K for the fiscal year ended December 31, 2003;

•                                          until July 31, 2005, waive compliance with the requirements under the Indentures for the Company to file its (i) quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004; and (ii) its annual report on Form 10-K for the fiscal year ended December 31, 2004;

•                                          until August 31, 2005, waive compliance with the requirements under the Indentures that the Company file its quarterly reports for the fiscal quarters ended March 31 and June 30, 2005; and

•                                          amend the events of default in the Indentures to provide that the Company’s failure to comply with the financial reporting covenants contained in the Indentures for the annual and quarterly periods described above will not constitute an event of default under the Indentures until the expiration of the waiver deadlines described above unless such failure shall have continued for 60 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes.

The text of the proposed amendments is set forth in Exhibit A attached hereto.

In addition, the execution and delivery of this consent and letter agreement shall constitute a waiver of any default or event of default under the Indentures in existence as of the effective time of the execution and delivery of the Supplemental Indentures.

Each beneficial owner executing a counterpart of this consent and letter agreement hereby (i) provides its irrevocable written consent to the proposed amendments to the 6 3/8% Indenture and the 8 3/8% Indenture, as the case may be, (and such other amendments in form as the Trustee may reasonably request), (ii) approves the execution and delivery of the 6 3/8% Supplemental Indenture and 8 3/8% Supplemental Indenture, as the case may be, by the Company, the guarantors party thereto and the Trustee, and (iii) hereby authorizes the undersigned DTC Participant to execute and deliver this consent and letter agreement.

The undersigned DTC Participant hereby provides its irrevocable written consent to the proposed amendments to the 6 3/8% Indenture and the 8 3/8% Indenture, as the case may be, (and such other amendments in form as the Trustee may reasonably request), and approves the execution and delivery of the 6 3/8% Supplemental Indenture and 8 3/8% Supplemental Indenture, as the case may be, by the Company, the guarantors party thereto and the Trustee.  This consent shall be effective regardless of the final form of the Supplemental Indentures.

Each beneficial owner that executes and delivers a counterpart of this consent and letter agreement represents and warrants to the undersigned DTC Participant that it is the beneficial owner of and/or has the power to act with respect to the principal amount of the 6 3/8% Notes or 8 3/8% Notes set forth on the applicable Signature Page hereto, and it has the requisite power and authority to execute and deliver this consent and letter agreement.

2

The undersigned DTC Participant represents and warrants that, on behalf of such beneficial owners, it is the holder of and/or has the power to act with respect to the aggregate principal amounts of 6 3/8% Notes or 8 3/8% Notes indicated on the Signature Page hereto.  The undersigned DTC Participant represents and warrants that it has the requisite power and authority to execute and deliver this consent and letter agreement.

This consent is given in consideration for the Company’s agreement to (i) make the consent payments described on Exhibit B attached hereto to all holders of the Notes on the Record Date, whether or not all holders have given their consent and (ii) file with the Securities and Exchange Commission on Form 8-K for each month beginning March 1, 2005, not later than the 50th day after the end of each such month, and until such time as the Company has filed the financial information that would have been required pursuant to the financial reporting requirements under the Indentures, selected and financial activity information, such information to include the following: revenues, certain expense data (including interest expense), current assets (including cash and cash equivalents) and current liabilities, outstanding indebtedness, capital expenditures, status of compliance with credit facility covenants (including amounts available for borrowing), management’s discussion and analysis of the foregoing information and disclosure of rig hours and trucking hours.  Except for the consent payments described on Exhibit B, the Company will not make any consent payments to the holders of the Notes.

By executing and delivering a counterpart of this consent and letter agreement each beneficial owner hereby gives irrevocable instructions to the undersigned DTC Participant and any parties through which such DTC Participant may hold its Notes to provide its consent to the proposed amendments and the execution and delivery of the respective Supplemental Indentures on such beneficial owner’s behalf and on behalf of the accounts for which such DTC Participant acts, and to take any and all actions as the Company and the Trustee may reasonably request to give effect to this consent and letter agreement.

The undersigned DTC Participant agrees to take any and all actions as the Company and the Trustee may reasonably request to give effect to this consent and letter agreement.

Each beneficial owner executing and delivering a counterpart of this consent and letter agreement authorizes the undersigned DTC Participant to execute and deliver to the Trustee a counterpart of this consent and letter agreement (without copies of the applicable Signature Page executed by such beneficial owner).

This consent and letter agreement may be executed by the beneficial owners and the DTC Participants in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  All signatures may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding on such party.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

3

This consent and letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

	$		$
(Custodian/DTC Participant)		Principal Amount of 6 3/8% Notes Consenting		Principal Amount of 8 3/8% Notes Consenting

By:
Name:
Title:
Address:

Phone:
Fax:
DTC Participant Acct. No:

Upon receipt of instructions from Client/Beneficial Owner,

please process and forward IMMEDIATELY

(by fax, with originals to follow by overnight courier) to:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York  10005

Attn:  Gina Ruotolo

Telephone: (212) 269-5550

Fax:  (212) 709-3285

EXECUTION BY BENEFICIAL OWNER:

The undersigned Beneficial Owner of the Notes set forth below hereby instructs the Custodian (DTC Participant) of the Notes held on behalf of such Beneficial Owner to execute this consent and letter agreement.

Name of Beneficial Owner:

	$		$
(Beneficial Owner)		Principal Amount of 6 3/8% Notes Consenting		Principal Amount of 8 3/8% Notes Consenting

By:
Name:
Title:
Address:

Phone:
Fax:

Name of Custodian (DTC Participant)

EXHIBIT A

THE PROPOSED AMENDMENTS-6 3/8% NOTES

Below is the text of the provisions from the 6 3/8% Indenture, which has been modified as contemplated by the 6 3/8% Supplemental Indenture.  Text that is deleted from the 6 3/8% Indenture by the proposed amendments is stricken and text that is added to the 6 3/8% Indenture by the proposed amendments is underlined.  The proposed amendments for the 8 3/8% Indenture are substantially identical in all respects.

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SECTION 501(c).  Events of Default.

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(c)           (i) the Company fails to comply with any of the provisions of Section 801 or Section 1010 hereof and such failure shall have continued for 15 days after notice from the Company or any Holder of the Notes, or (ii) the Company or any of its Subsidiaries fails to comply with the provisions of Section 1007 or Section 1009 hereof, and such failure shall have continued for 30 days after notice from the Company or any Holder of the Notes, or (iii) the Company or any of its Restricted Subsidiaries fails to comply by May 31, 2005, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods ending prior to January 1, 2004 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, or (iv) the Company or any of its Restricted Subsidiaries fails to comply by July 31, 2005, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods commencing on or after January 1, 2004 and ending prior to January 1, 2005 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, or (v) the Company or any of its Restricted Subsidiaries fails to comply by August 31, 2005, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for the quarterly periods ending March 31, 2005 and June 30, 2005 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

*  *  *  *  *

SECTION 704.  Reports by Company and the Guarantors.

(a) The Company and each of the Guarantors shall (except as provided in clauses (b) and (c) below) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

(b) Notwithstanding any other provision in this Section 704, until May 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods ending prior to January 1, 2004 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before May 31, 2005.

(c) Notwithstanding any other provision in this Section 704, until July 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods commencing on or after January 1, 2004 and ending prior to January 1, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before July 31, 2005.  Notwithstanding any other provision in this Section 704, until August 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for the quarterly periods ending March 31, 2005 and June 30, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before August 31, 2005.

*  *  *  *  *

SECTION 1003.  Reports.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes within the time periods specified in the Commission’s rules and regulations (except as provided in clauses (b) and (c) below) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 1003 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall (except as provided in clauses (b) and (c) below) file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) Notwithstanding any other provision in this Section 1003, until May 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods ending prior to January 1, 2004 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before May 31, 2005.

(c)  Notwithstanding any other provision in this Section 1003, until July 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods commencing on or after January 1, 2004 and ending prior to January 1, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before July 31, 2005.  Notwithstanding any other provision in this Section 1003, until August 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for the quarterly periods ending March 31, 2005 and June 30, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before August 31, 2005.

*  *  *  *  *

THE PROPOSED AMENDMENTS-8 3/8% NOTES

Below is the text of the provisions from the 8 3/8% Indenture, which have been modified as contemplated by the 8 3/8% Supplemental Indenture.  Text that is deleted from the 8 3/8% Indenture by the proposed amendments is stricken and text that is added to the 8 3/8% Indenture by the proposed amendments is underlined.  The proposed amendments for the 6 3/8% Indenture are substantially identical in all respects.

*  *  *  *  *

SECTION 501(c).  Events of Default.

*  *  *  *  *

(c)           (i) the Company fails to comply with any of the provisions of Section 801 or Section 1010 hereof and such failure shall have continued for 15 days after notice from the Company or any Holder of the Notes, or (ii) the Company or any of its Subsidiaries fails to comply with the provisions of Section 1007 or Section 1009 hereof, and such failure shall have continued for 30 days after notice from the Company or any Holder of the Notes, or (iii) the Company or any of its Restricted Subsidiaries fails to comply by May 31, 2005, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods ending prior to January 1, 2004 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, or (iv) the Company or any of its Restricted Subsidiaries fails to comply by July 31, 2005, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods commencing on or after January 1, 2004 and ending prior to January 1, 2005 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, or (v) the Company or any of its Restricted Subsidiaries fails to comply by August 31, 2005, with Section 704 or Section 1003 with respect to the financial reports, information, documents or statements to be provided, filed or made available for the quarterly periods ending March 31, 2005 and June 30, 2005 and such failure shall have continued for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

*  *  *  *  *

SECTION 704.  Reports by Company and the Guarantors.

(a) The Company and each of the Guarantors shall (except as provided in clauses (b) and (c) below) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

(b) Notwithstanding any other provision in this Section 704, until May 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods ending prior to January 1, 2004 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before May 31, 2005.

(c) Notwithstanding any other provision in this Section 704, until July 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods commencing on or after January 1, 2004 and ending prior to January 1, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before July 31, 2005.  Notwithstanding any other provision in this Section 704, until August 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for the quarterly periods ending March 31, 2005 and June 30, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 704 on any date before August 31, 2005.

*  *  *  *  *

SECTION 1003.  Reports.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes within the time periods specified in the Commission’s rules and regulations (except as provided in clauses (b) and (c) below) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 1003 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in

Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall (except as provided in clauses (b) and (c) below) file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) Notwithstanding any other provision in this Section 1003, until May 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods ending prior to January 1, 2004 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before May 31, 2005.

(c)  Notwithstanding any other provision in this Section 1003, until July 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for annual or quarterly periods commencing on or after January 1, 2004 and ending prior to January 1, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before July 31, 2005.  Notwithstanding any other provision in this Section 1003, until August 31, 2005, the Company and the Guarantors shall not be required to provide, file or make available financial reports, information, documents or statements for the quarterly periods ending March 31, 2005 and June 30, 2005 that the Company otherwise would have been required to provide, file or make available to the Trustee, the Commission, or any other Person pursuant to this Section 1003 on any date before August 31, 2005.

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EXHIBIT B

CONSENT PAYMENT SCHEDULE

Subject to the valid execution of the Supplemental Indentures as set forth above, the Company will make consent payments to all of the holders of the Notes as of March 31, 2005 (the “Record Holders”) in the amounts set forth below within three business days following each applicable trigger date listed below (the “Trigger Date”), unless the Company has made the applicable filings with the Securities and Exchange Commission (the “Commission”) before such Trigger Date.

The following terms shall have the meanings set forth below:

“2003 Required Filing” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

“2004 Required Filings” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

“First Quarter 2005 Form 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

“Second Quarter 2005 Form 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

“2005 Required Filings” means the First Quarter 2005 Form 10-Q and the Second Quarter 2005 Form 10-Q.

Consent Payment Schedule for the 2003 Required Filing.

The Company will make each corresponding consent payment in cash, as set forth below, to the Record Holders for each $1,000 principal amount of the Notes, unless the Company has filed the 2003 Required Filing with the Commission before such Trigger Date:

TRIGGER DATE	CONSENT PAYMENT
April 1, 2005	$2.50
May 1, 2005	$3.75

Consent Payment Schedule for the 2004 Required Filings.

In addition, the Company will make each corresponding consent payment in cash, as set forth below, to the Record Holders for each $1,000 principal amount of the Notes, unless the Company has filed all of the 2004 Required Filings with the Commission before such Trigger Date:

B-1

TRIGGER DATE	CONSENT PAYMENT
April 1, 2005	$1.25
May 1, 2005	$1.25
June 1, 2005	$1.25
July 1, 2005	$1.25

Consent Payment Schedule for the 2005 Required Filings.

The Company will make a consent payment to the Record Holders equal to $1.25 in cash per $1,000 principal amount of the Notes if the Company fails to file its First Quarter 2005 Form 10-Q with the Commission prior to July 1, 2005. In addition, the Company will make a consent payment to the Record Holders equal to $1.25 in cash per $1,000 principal amount of the Notes, if the Company fails to file both 2005 Required Filings with the Commission prior to August 10, 2005.

B-2